Exhibit 99.15
`
Johnson & Johnson Reports 2017 First-Quarter Results:

2017 First-Quarter Sales of $17.8 Billion Increased 1.6% versus 2016
2017 First-Quarter EPS was $1.61
2017 Adjusted First-Quarter EPS of $1.83 Increased 5.8%*

Acquisition of Actelion Remains on Track to Close in Second Quarter

New Brunswick, N.J. (April 18, 2017) - Johnson & Johnson (NYSE: JNJ) today announced sales of $17.8 billion for the first quarter of 2017, an increase of 1.6% as compared to the first quarter of 2016. Operational sales results increased 2.0% and the negative impact of currency was 0.4%. Domestic sales increased 0.6%. International sales increased 2.8%, reflecting operational growth of 3.6% and a negative currency impact of 0.8%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 1.2%, domestic sales decreased 0.7% and international sales increased 3.4%.*
Net earnings and diluted earnings per share for the first quarter of 2017 were $4.4 billion and $1.61, respectively. First-quarter 2017 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a charge for after-tax special items of approximately $0.4 billion. First-quarter 2016 net earnings included after-tax intangible amortization expense of approximately $0.2 billion and a charge for after-tax special items of approximately $0.2 billion. Excluding after-tax intangible amortization expense and special items, adjusted net earnings for the current quarter were $5.0 billion and adjusted diluted earnings per share were $1.83, representing increases of 3.8% and 5.8%, respectively, as compared to the same period in 2016.* On an operational basis, adjusted diluted earnings per share also increased 7.5%.* A reconciliation of non-GAAP financial measures is included as an accompanying schedule.
“Johnson & Johnson’s first-quarter results are in line with our expectations and we are confident we will achieve the full-year financial guidance we established at the beginning of the year,” said Alex Gorsky, Chairman and Chief Executive Officer. “The pending acquisition of Actelion demonstrates our ongoing commitment to bringing innovation to patients with significant unmet needs, and provides a unique opportunity for us to expand our portfolio with leading, differentiated in-market medicines and promising late-stage products. We look forward to the associates from Actelion joining the Johnson & Johnson Family of Companies.”
The Company is now including the estimated impact of the Actelion transaction in its financial guidance. As such, the Company increased its sales guidance for the full-year 2017 to $75.4 billion to $76.1 billion. Additionally, the Company increased its adjusted earnings guidance for full-year 2017 to $7.00 - $7.15 per share.*
Worldwide Consumer sales of $3.2 billion for the first quarter 2017 represented an increase of 1.0% versus the prior year, consisting of an operational increase of 0.8% and a positive impact from currency of 0.2%. Domestic sales increased 4.1%; international sales decreased 1.3%, which reflected an operational decrease of 1.6% and a positive currency impact of 0.3%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales decreased 2.3%, domestic sales decreased 2.9% and international sales decreased 1.9%*.

Worldwide operational results, excluding the net impact of acquisitions and divestitures, were negatively impacted by LISTERINE® oral care products, baby care products, and wound care products, partially offset by growth in over-the-counter products, including domestic TYLENOL® analgesics.
Worldwide Pharmaceutical sales of $8.2 billion for the first quarter 2017 represented an increase of 0.8% versus the prior year with an operational increase of 1.4% and a negative impact from currency of 0.6%. Domestic sales decreased 1.3%; international sales increased 4.1%, which reflected an operational increase of 5.6% and a negative currency impact of 1.5%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 2.2%, domestic sales decreased 0.4% and international sales increased 6.1%.*
Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by new products and the strength of core products. Strong growth in new products include DARZALEX® (daratumumab), for the treatment of patients with multiple myeloma and IMBRUVICA® (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer. Additional contributors to operational sales growth included STELARA® (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, and INVEGA® SUSTENNA®/XEPLION®/TRINZA® (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults. Sales growth was negatively impacted by a positive adjustment of rebate accruals in the first quarter of 2016, which did not occur to the same degree in the first quarter of 2017.
During the quarter, the Company announced a definitive agreement to acquire Actelion Ltd., a leading biopharmaceutical company, for approximately $30 billion. The public tender offer for Actelion has been declared successful based on the number of shares tendered and regulatory approval has been obtained in six of seven jurisdictions in which the company filed for such approval, with antitrust approval from the European Commission pending. The transaction is expected to close in the second quarter of 2017, subject to the satisfaction of remaining closing conditions.
Also in the quarter, the Committee for Medicinal Products for Human Use of the European Medicines Agency issued a positive opinion recommending broadening the existing marketing authorization for DARZALEX® (daratumumab) for use in combination with lenalidomide and dexamethasone; or bortezomib and dexamethasone, for the treatment of multiple myeloma in patients who have received at least one prior therapy. A supplemental New Drug Application was submitted to the U.S. Food and Drug Administration for IMBRUVICA® (ibrutinib) for the treatment of chronic Graft-Versus-Host Disease after failure of one or more lines of systemic therapy.
In April, subsequent to the quarter, a marketing authorization application was submitted to the European Medicines Agency for ZYTIGA® (abiraterone acetate) to expand the existing indication to include treatment of men with newly diagnosed high-risk metastatic hormone sensitive prostate cancer.
Worldwide Medical Devices sales of $6.3 billion for the first quarter 2017 represented an increase of 3.0% versus the prior year consisting of an operational increase of 3.4% and a negative currency impact of 0.4%. Domestic sales increased 2.2%; international sales increased 3.8%, which reflected an operational increase of 4.7% and a negative currency impact of 0.9%. Excluding the net impact of acquisitions and divestitures, on an operational basis, worldwide sales increased 1.7%, domestic sales decreased 0.2% and international sales increased 3.7%.*

Worldwide operational results, excluding the net impact of acquisitions and divestitures, were driven by electrophysiology products in the Cardiovascular business; ACUVUE® contact lenses in the Vision Care business and endocutters in the Advanced Surgery business, partially offset by declines in the Diabetes Care business.
During the quarter, the company completed the acquisition of Abbott Medical Optics, a wholly-owned subsidiary of Abbott and global leader in ophthalmic surgery, for approximately $4.3 billion.
Additionally, the acquisitions of Megadyne Medical Products, Inc., a privately held medical device company that develops, manufactures and markets electrosurgical tools, and Torax Medical Inc., a privately held medical device company that manufactures and markets the LINX™ Reflux Management System for the surgical treatment of gastroesophageal reflux disease, were completed.
In April, subsequent to the quarter, the acquisition of Neuravi Limited, a privately held medical device company that develops and markets medical devices for neurointerventional therapy, was completed.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 130,800 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.
* Operational sales growth excluding the net impact of acquisitions and divestitures, as well as adjusted net earnings, adjusted diluted earnings per share and operational adjusted diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investor Relations section of the company’s website at www.investor.jnj.com. Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson’s results computed in accordance with GAAP.

    Johnson & Johnson will conduct a conference call with investors to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.
Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can be found on the company's website at www.investor.jnj.com.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the company to successfully execute strategic plans, including restructuring plans; market conditions and the possibility that the on-going share repurchase program may be delayed, suspended or discontinued; the impact of business combinations and divestitures, including the planned acquisition of Actelion Ltd.; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns or financial distress of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; increased scrutiny of the health care industry by government agencies; and the potential failure to meet obligations in compliance agreements with government bodies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2017, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and the company's subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.investor.jnj.com, or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.